FORM OF Agreement and Plan of Reorganization

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this _____ day of _____, 2023, by and among Vanguard Index Funds (the “Acquired Fund Trust”), a Delaware statutory trust with its principal place of business at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, on behalf of its series identified in Exhibit A below (each and “Acquired Fund”) and Vanguard Montgomery Funds, Vanguard Tax-Managed Funds, Vanguard Institutional Index Funds, Vanguard Bond Index Funds, and Vanguard Valley Forge Funds (each an “Acquiring Fund Trust,” collectively the “Acquiring Fund Trusts” and together with the Acquired Fund Trust, the “Trusts”), each a Delaware statutory trust with its principal place of business at 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, on behalf of its series identified in Exhibit A below (each and “Acquiring Fund”). Each Acquired Fund and Acquiring Fund may be referred to as a “Fund” and together the “Funds.”

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”). Each reorganization (a “Reorganization”) will consist of (i) the transfer of all of the assets of each Acquired Fund listed in Exhibit A below to its corresponding Acquiring Fund listed in Exhibit A below, in exchange solely for the corresponding shares of beneficial interest of the Acquiring Fund listed in Exhibit A below (the “Acquiring Fund Shares”); (ii) the assumption by an Acquiring Fund of the liabilities of its corresponding Acquired Fund; and (iii) the distribution of the Acquiring Fund Shares to the shareholders of an Acquired Fund in complete liquidation of an Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

The reorganization of each Acquired Fund and applicable share class into its corresponding Acquiring Fund and applicable share class identified in Exhibit A below is separate and independent of the other reorganizations listed in Exhibit A below. This Agreement provides for multiple Reorganizations and each Reorganization between an Acquired Fund and its corresponding Acquiring Fund shall be treated as if it had been the subject of a separate agreement. References to the “Reorganization” in this Agreement should be read as referring to each reorganization individually.

WHEREAS, the Acquired Fund Trust is an open-end, management investment company registered under the Investment Company Act of 1940 (the “1940 Act”) and each Acquired Fund owns securities that are assets of the character in which its corresponding Acquiring Fund is permitted to invest;

WHEREAS, each Acquiring Fund Trust is an open-end management investment company registered under the 1940 Act;

WHEREAS, each Acquired Fund and its corresponding Acquiring Fund qualifies or will qualify at the time of Closing (as defined below) as a “regulated investment company” under Subchapter M of the Code;

WHEREAS, the Board of Trustees of an Acquiring Fund Trust has (i) determined that the exchange of all of the assets of an Acquired Fund for the Acquiring Fund Shares and the assumption of the liabilities of an Acquired Fund by its corresponding Acquiring Fund is in the best interests of an Acquiring Fund and that the interests of the existing shareholders of an Acquiring Fund would not be diluted as a result of this transaction and (ii) determined that the Reorganization is advisable;

WHEREAS, the Board of Trustees of the Acquired Fund Trust has (i) determined that the exchange of all of the assets of each Acquired Fund for Acquiring Fund Shares and the assumption of the liabilities of an Acquired Fund by its corresponding Acquiring Fund is in the best interests of the Acquired Fund and that the interests of the existing shareholders of such Acquired Fund would not be diluted as a result of this transaction, and (ii) determined that each Reorganization is advisable;

WHEREAS, the purpose of each Reorganization is to combine the assets of an Acquiring Fund with those of its corresponding Acquired Fund;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1.  TRANSFER OF ASSETS OF AN ACQUIRED FUND TO ITS CORRESPONDING ACQUIRING FUND IN EXCHANGE FOR THE ACQUIRING FUND SHARES, THE ASSUMPTION OF AN ACQUIRED FUND’S LIABILITIES, AND THE LIQUIDATION OF AN ACQUIRED FUND

1.1.  Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Fund Trust on behalf of each Acquired Fund agrees to transfer all of the Acquired Fund’s assets as set forth in paragraph 1.2 to its corresponding Acquiring Fund and each Acquiring Fund Trust on behalf of the corresponding Acquiring Fund agrees in exchange therefor (i) to deliver to the Acquired Fund the number of Acquiring Fund Shares, including fractional Acquiring Fund Shares (rounded to the third decimal place), determined in the manner and as of the time and date set forth in paragraph 2.2; and (ii) to assume the liabilities of the corresponding Acquired Fund, as set forth in paragraph 1.3. Such transactions shall take place at the closing provided for in paragraph 3.1 (the “Closing”).

1.2.  The assets of each Acquired Fund to be acquired by an Acquiring Fund shall consist of all property, including without limitation, all cash, securities, commodities and futures interests, other financial instruments, accrued amortization and accretion, receivables (including interest and dividend receivables), claims and rights of action, and rights to register shares under applicable securities laws, which are owned by an Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of an Acquired Fund on the closing date provided in paragraph 3.1 (the “Closing Date”).

1.3.   Each Acquired Fund will endeavor to discharge all of its known liabilities and obligations prior to the Closing Date. An Acquiring Fund shall assume all liabilities, expenses, costs, charges, and reserves (expected to include expenses incurred in the ordinary course of an Acquired Fund’s operations, such as accounts payable relating to custodian and transfer agency fees, legal and audit fees, and expenses of state securities registration of the Acquired Fund’s shares) of an Acquired Fund.

1.4.   Immediately after the transfer of assets provided for in paragraph 1.1, each Acquired Fund will distribute pro rata to corresponding Acquired Fund’s shareholders of record, determined as of immediately after the close of business on the Closing Date (the “Acquired Fund’s Shareholders”), the Acquiring Fund Shares received by the Acquired Fund pursuant to paragraph 1.1 and will redeem the Acquired Fund shares and be abolished in accordance with the Acquired Fund Trust’s Declaration of Trust and applicable law. Such distribution will be accomplished by the transfer of the Acquiring Fund Shares then-credited to the accounts of an Acquired Fund on the books of an Acquiring Fund to open accounts on the share records of an Acquiring Fund in the names of an Acquired Fund’s Shareholders. The aggregate net asset value of Acquiring Fund Shares to be so credited to an Acquired Fund’s Shareholders shall be equal to the aggregate net asset value of all the Acquired Fund’s shares owned by such shareholders as of immediately after the close of business on the Closing Date. Upon redemption, the outstanding shares of an Acquired Fund will simultaneously be canceled on the books of an Acquired Fund, although share certificates representing interests in an Acquired Fund will represent a number of Acquiring Fund Shares after the Closing Date as determined in accordance with paragraph 2.3. An Acquiring Fund will not issue certificates representing the Acquiring Fund Shares in connection with such exchange.

1.5.   Ownership of Acquiring Fund Shares will be shown on the books of an Acquiring Fund. An Acquiring Fund Shares will be issued in the manner described in an Acquiring Fund’s then-current prospectus and Statement of Additional Information.

1.6.   Any reporting responsibility of an Acquired Fund including (but not limited to) the responsibility for any periods ending on or before the Closing Date for filing of regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (the “Commission”), any state securities or any other relevant regulatory authority, is and shall remain the responsibility of an Acquired Fund.

1.7.   Each Acquiring Fund Trust on behalf of its Acquiring Fund shall take all actions expressed herein as being the obligations of an Acquiring Fund. The Acquired Fund Trust on behalf of each Acquired Fund shall take all actions expressed herein as being the obligations of an Acquired Fund.

2.  VALUATION

2.1.   The value of an Acquired Fund’s assets to be acquired by an Acquiring Fund hereunder shall be the value of such assets computed as of the close of regular trading on the New York Stock Exchange on the Closing Date (such time and date being hereinafter called the “Valuation Date”), using the valuation procedures set forth in the Acquired Fund Trust’s Declaration of Trust and an Acquired Fund’s then-current prospectus or Statement of Additional Information.

2.2.   The net asset value per share of each class of the Acquiring Fund Shares issued in connection with a Reorganization shall be the net asset value per share of the corresponding class of the Acquired Fund computed as of immediately after the close of regular trading on the New York Stock Exchange on the Valuation Date, using the valuation procedures set forth in the Acquiring Trust’s Declaration of Trust and then-current prospectus or Statement of Additional Information.

2.3.   The number of shares of each class of the Acquiring Fund (including fractional shares, if any) issued in exchange for the Acquired Fund’s assets shall equal the number of shares of the corresponding class and be determined by dividing the value of the net assets of the Acquired Fund determined using the same valuation procedures referred to in paragraph 2.1 by the net asset value of an Acquiring Fund Share determined in accordance with paragraph 2.2.

2.4.   All computations of value shall be made by The Vanguard Group, Inc. (“VGI”).

3.  CLOSING AND CLOSING DATE

3.1.   Subject to the terms and conditions set forth herein, the Closing Date shall be XX, 2023, or such other date as the parties may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4 p.m. Eastern time. The Closing shall be held at the offices of the Acquiring Fund Trusts, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, or at such other place and time as the parties shall mutually agree.

3.2.   In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of an Acquiring Fund or an Acquired Fund (each, an “Exchange”) shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the officers of the Trusts, accurate appraisal of the net assets of an Acquiring Fund or an Acquired Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

3.3.   The Acquired Fund Trust on behalf of an Acquired Fund shall direct the Custodian for an Acquired Fund (the “Acquired Fund Custodian”) to deliver, at the Closing, a certificate of an authorized officer stating that the assets have been delivered in proper form to an Acquiring Fund within two business days prior to or on the Closing Date. An Acquired Fund’s portfolio securities represented by a certificate or other written instrument shall be transferred and delivered by the Acquired Fund Trust on behalf of an Acquired Fund as of the Closing Date for the account of an Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Acquired Fund Trust on behalf of an Acquired Fund shall direct an Acquired Fund Custodian to deliver portfolio securities and instruments deposited with a securities depository, as defined in Rule 17f-4 under the 1940 Act, or other permitted counterparties or a futures commission merchant (as defined in Rule 17f-6 under the 1940 Act), as of the Closing Date by book entry in accordance with the customary practices of such depositories and futures commission merchants and the Custodian. The cash to be transferred by an Acquired Fund shall be transferred and delivered by an Acquired Fund as of the Closing Date for the account of its corresponding Acquiring Fund.

3.4.   The Acquired Fund Trust shall deliver to an Acquiring Fund Trust at the Closing a list of the names and addresses of an Acquired Fund’s Shareholders and the number of outstanding shares of an Acquired Fund owned by each shareholder, all as of the Closing Date, certified by the Acquired Fund Trust’s Secretary or Assistant Secretary. Each Acquiring Fund Trust, on behalf of its Acquiring Fund, shall cause VGI to deliver at the Closing a certificate as to the opening of accounts in an Acquired Fund’s Shareholders’ names on an Acquiring Fund’s share transfer books. Each Acquiring Fund shall issue and deliver a confirmation to its corresponding Acquired Fund evidencing the Acquiring Fund Shares to be credited to the Acquired Fund on the Closing Date or provide evidence satisfactory to the Acquired Fund that such shares have been credited to the Acquired Fund’s account on such books. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts, or other documents as the other party or its counsel may reasonably request.

3.5.   If an Acquired Fund is unable to make delivery pursuant to paragraph 3.3 hereof to a Custodian of an Acquiring Fund (the “Acquiring Fund Custodian”) of any of the assets of an Acquired Fund for the reason that any of such assets have not yet been delivered to it by an Acquired Fund’s broker, dealer or other counterparty, then, in lieu of such delivery,  an Acquired Fund shall deliver, with respect to said assets, executed copies of an agreement of assignment and due bills executed on behalf of said broker, dealer or other counterparty, together with such other documents as may be required by an Acquiring Fund or an Acquiring Fund Custodian, including brokers’ confirmation slips.

3.6.   The Acquired Fund Trust and each Acquiring Fund Trust shall deliver to the other at the Closing a certificate executed in its name by an authorized officer and in form and substance satisfactory to the recipient and dated the Closing Date to the effect that the representations and warranties it made in this Agreement are true and correct as of the Closing Date except as they may be affected by the transactions contemplated by this Agreement.

4.  REPRESENTATIONS AND WARRANTIES

  4.1.    The Acquired Fund Trust on behalf of each Acquired Fund represents and warrants to each Acquiring Fund Trust on behalf of its corresponding Acquiring Fund that for each taxable year of operation since inception (including the taxable year including the Closing Date) each Acquired Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such and has computed its federal income tax in a manner consistent with that election. Each Acquired Fund represents and warrants to its corresponding Acquiring Fund that on or before the Closing Date, the Acquired Fund will have distributed to its shareholders an amount intended to equal all of its current and accumulated investment company taxable income and net realized capital gains, including any such income or gain accruing through the Closing Date.

4.2.   Each Acquired Fund represents and warrants to its corresponding Acquiring Fund that the current prospectus, Statement of Additional Information, and shareholder report of the Acquired Fund and each prospectus, Statement of Additional Information, and shareholder report of the Acquired Fund used at all times prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the Securities Act of 1933 (the “1933 Act”) and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

4.3.   Each Acquired Fund represents and warrants to its corresponding Acquiring Fund that the financial statements of the Acquired Fund as of [                    ] have been audited by [          ], an independent registered public accounting firm, and such statements are in accordance with accounting principles generally accepted in the United States of America (“GAAP”) consistently applied, and such statements (copies of which are available to the Acquiring Fund) present fairly, in all material respects, the financial condition of the Acquired Fund as of such date and for such period in accordance with GAAP, and there are no known contingent liabilities of the Acquired Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.

4.4.   Each Acquired Fund represents and warrants to its corresponding Acquiring Fund that since [           ], there has not been any material adverse change in the Acquired Fund’s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquiring Fund. For the purposes of this paragraph 4.4, a decline in net asset value per share of the Acquired Fund shares due to declines in market values of securities held by the Acquired Fund, the discharge of the Acquired Fund’s liabilities, or the redemption of the Acquired Fund’s shares by shareholders of the Acquired Fund shall not constitute a material adverse change.

4.5.   Since [], with respect to each Acquired Fund, there has not been (i) any pending or to the knowledge of the Acquired Fund threatened litigation, which has had or may have a material adverse effect on the business, results of operations, assets or financial condition of the Acquired Fund; (ii) any option to purchase or other right to acquire shares of the Acquired Fund issued or granted by or on behalf of the Acquired Fund to any person other than subscriptions to purchase shares at net asset value in accordance with the terms in the current prospectus for the Acquired Fund; (iii) any contract or agreement or amendment or termination of any contract or agreement entered into by or on behalf of the Acquired Fund, except as otherwise contemplated by this Agreement; (iv) any indebtedness incurred, other than in the ordinary course of business, by or on behalf of the Acquired Fund for borrowed money or any commitment to borrow money by or on behalf of the Acquired Fund; (v) any amendment of the Acquired Fund Trust’s organizational documents in a manner materially affecting the Acquired Fund; and (vi) any grant or imposition of any lien, claim, charge or encumbrance (other than encumbrances arising in the ordinary course of business with respect to covered options) upon any asset of the Acquired Fund other than a lien for taxes not yet due and payable.

4.6.   Each Acquired Fund represents and warrants to its corresponding Acquiring Fund that on the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquired Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Acquired Fund’s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns.

4.7.   Each Acquired Fund represents and warrants to its corresponding Acquiring Fund that the Acquired Fund is a validly formed series of the Acquired Fund Trust which is a statutory trust that has been duly formed and is validly existing and in good standing under the laws of the State of Delaware. The Acquired Fund Trust on behalf of each Acquired Fund is duly authorized to transact business in the State of Delaware and is qualified to do business in all jurisdictions in which it is required to be so qualified, except jurisdictions in which the failure to so qualify would not have a material adverse effect on the Acquired Fund. The Acquired Fund Trust on behalf of each Acquired Fund has all material federal, state, and local authorizations necessary to own all of its properties and assets and to carry on its business as now being conducted, except authorizations which the failure to so obtain would not have a material adverse effect on each Acquired Fund.

4.8.   Each Acquired Fund represents and warrants to its corresponding Acquiring Fund that: (i) this Agreement has been duly authorized, executed, and delivered by the Acquired Fund and constitutes a valid and legally binding obligation of the Acquired Fund Trust on behalf of the Acquired Fund; and (ii) this Agreement is enforceable against the Acquired Fund Trust on behalf of the Acquired Fund in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.9. Each Acquired Fund represents and warrants to its corresponding Acquiring Fund that the Registration Statement on Form 485A of the Acquired Fund and the Prospectus contained therein that is filed with the Commission and is effective, as such Registration Statement may be amended or supplemented subsequent to the effective date of the Registration Statement (the “Registration Statement”), as of such effective date and at all times subsequent thereto up to and including the Closing Date, conforms and will conform, as it relates to the Acquired Fund based on information provided in writing by the Acquired Fund for inclusion therein, in all material respects to the requirements of the federal and state securities laws and the rules and regulations thereunder and does not and will not include, as it relates to the Acquired Fund based on information provided in writing by the Acquired Fund for inclusion therein, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any written information furnished by the Acquired Fund for use in the Registration Statement or any other materials provided by the Acquired Fund in connection with the Reorganization, as of the effective date of the Registration Statement and at all times subsequent thereto up to and including the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

4.10. Each Acquired Fund represents and warrants to its corresponding Acquiring Fund that it has no material contracts, agreements or other commitments that will not be terminated without liability to it before the Closing Date, other than liabilities, if any, to be discharged prior to the Closing Date or included in the liabilities as provided in paragraph 1.3 hereof.

4.11. Each Acquiring Fund Trust is authorized to issue an unlimited number of shares of beneficial interest, par value $0.001 per share of the Acquiring Fund. All issued and outstanding shares of beneficial interest of each Acquired Fund have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and applicable state securities laws and are, and on the Closing Date will be, duly authorized, legally issued, fully paid and non-assessable, and are not subject to preemptive or dissenter’s rights.

4.12. Each Acquiring Fund represents and warrants to its corresponding Acquired Fund that for each taxable year of the Acquiring Fund’s operation since inception (including the taxable year including the Closing Date), the Acquiring Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has computed its federal income taxes in a manner consistent with that election, and intends to so qualify and elect each taxable year following the Reorganization.

4.13. Each Acquiring Fund represents and warrants to its corresponding Acquired Fund that the current prospectus, Statement of Additional Information and shareholder report of the Acquiring Fund and each prospectus, Statement of Additional Information and shareholder report of the Acquiring Fund used at all times prior to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

4.14. Each Acquiring Fund represents and warrants to its corresponding Acquired Fund that the financial statements of the Acquiring Fund as of [_______________], have been audited by [     ], an independent registered public accounting firm, and such statements are in accordance with GAAP consistently applied, and such statements (copies of which are available to the Acquired  Fund) present fairly, in all material respects, the financial condition of the Acquiring Fund as of such date and for such period in accordance with GAAP, and there are no known contingent liabilities of the Acquiring Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date not disclosed therein.

4.15. Each Acquiring Fund represents and warrants to its corresponding Acquired Fund that since [], there has not been any material adverse change in the Acquiring Fund’s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by the Acquired Fund. For purposes of this paragraph 4.15, a decline in net asset value per share of the Acquiring Fund’s shares due to declines in market values of securities held by the Acquiring Fund, the discharge of the Acquiring Fund’s liabilities, or the redemption of the Acquiring Fund’s shares by shareholders of the Acquiring Fund, shall not constitute a material adverse change.

4.16. Since [], with respect to each Acquiring Fund, there has not been (i) any pending or to the knowledge of the Acquiring Fund threatened litigation, which has had or may have a material adverse effect on the business, results of operations, assets or financial condition of the Acquiring Fund; (ii) any option to purchase or other right to acquire shares of the Acquiring Fund issued or granted by or on behalf of the Acquiring Fund to any person other than subscriptions to purchase shares at net asset value in accordance with the terms in the current prospectus for the Acquiring Fund; (iii) any contract or agreement or amendment or termination of any contract or agreement entered into by or on behalf of the Acquiring Fund, except as otherwise contemplated by this Agreement; (iv) any indebtedness incurred, other than in the ordinary course of business, by or on behalf of the Acquiring Fund for borrowed money or any commitment to borrow money by or on behalf of the Acquiring Fund; (v) any amendment of the Acquiring Trust’s organizational documents in a manner materially affecting the Acquiring Fund; and (vi) any grant or imposition of any lien, claim, charge or encumbrance (other than encumbrances arising in the ordinary course of business with respect to covered options) upon any asset of the Acquiring Fund other than a lien for taxes not yet due and payable.

4.17. Each Acquiring Fund represents and warrants to its corresponding Acquired Fund that on the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquiring Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Acquiring Fund’s knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns.

4.18. Each Acquiring Fund represents and warrants to its corresponding Acquired Fund that the Acquiring Fund is a validly formed series of the Acquiring Fund Trust which is a statutory trust that has been duly formed and is validly existing and in good standing under the laws of the State of Delaware. Each Acquiring Fund Trust on behalf of its respective Acquiring Fund is duly authorized to transact business in the State of Delaware and is qualified to do business in all jurisdictions in which it is required to be so qualified, except jurisdictions in which the failure to so qualify would not have a material adverse effect on the Acquiring Fund. The Acquiring Fund Trust on behalf of its respective Acquiring Fund has all material federal, state, and local authorizations necessary to own all of its properties and assets and to carry on its business as now being conducted, except authorizations which the failure to so obtain would not have a material adverse effect on the Acquiring Fund.

4.19. Each Acquiring Fund represents and warrants to its corresponding Acquired Fund that: (i) this Agreement has been duly authorized, executed, and delivered by the Acquiring Fund and constitutes a valid and legally binding obligation of the Acquiring Trust on behalf of the Acquiring Fund; and (ii) this Agreement is enforceable against the Acquiring Fund Trust on behalf of the Acquiring Fund in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.20. Each Acquiring Fund represents and warrants to its corresponding Acquired Fund that the Acquiring Fund Shares to be issued and delivered to the Acquired Fund for the account of the Acquired Fund’s Shareholders pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized. When so issued and delivered, the Acquiring Fund Shares will be duly and legally issued and will be fully paid and nonassessable (except as disclosed in the Acquiring Fund’s prospectus).

4.21. Each Acquiring Fund represents and warrants to its corresponding Acquired Fund that the Registration Statement as of its effective date and at all times subsequent thereto up to and including the Closing Date, conforms and will conform, as it relates to the Acquiring Fund, in all material respects to the requirements of the federal and state securities laws and the rules and regulations thereunder and does not and will not include, as it relates to the Acquiring Fund, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representations and warranties in this paragraph 4.21 apply to statements or omissions made in reliance upon and in conformity with written information concerning the Acquired Fund furnished to the Acquiring Fund by the Acquired Fund. Any written information furnished by the Acquiring Fund for use in the Registration Statement or any other materials provided by the Acquiring Fund in connection with the Reorganization, as of the effective date of the Registration Statement and at all times subsequent thereto up to and including the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

5.  COVENANTS OF AN ACQUIRING FUND AND AN ACQUIRED FUND

The Acquired Fund Trust on behalf of an Acquired Fund and/or the Acquiring Fund Trust on behalf of an Acquiring Fund covenant as follows:

5.1.Each Acquiring Fund and its corresponding Acquired Fund will each operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distributions that may be advisable.

5.2.The Acquired Fund Trust on behalf of each Acquired Fund covenants that the Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

5.3.  As soon as is reasonably practicable after the Closing, each Acquired Fund will make a distribution to its respective shareholders consisting of the Acquiring Fund Shares received at the Closing.

5.4Subject to the provisions of this Agreement, each Acquiring Fund Trust, acting on behalf of its respective Acquiring Fund, and the Acquired Fund Trust, acting on behalf of an Acquired Fund, will take or cause to be taken all action and do or cause to be done all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date. In particular, the Acquired Fund Trust, on behalf of an Acquired Fund, covenants that it will, as and when reasonably requested by an Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken such further action as an Acquiring Fund may reasonably deem necessary or desirable in order to vest in and confirm an Acquiring Fund’s title to and possession of all the assets and otherwise to carry out the intent and purpose of this Agreement.

5.5.Each Acquiring Fund will prepare and file with the Commission a Registration Statement relating to the Acquiring Fund Shares to be issued to shareholders of the corresponding Acquired Fund. At the time the Registration Statement becomes effective, the Registration Statement shall be in compliance in all material respects with the 1933 Act, the Securities Exchange Act of 1934, as amended, and the 1940 Act, as applicable. If at any time prior to the Closing Date a party becomes aware of any untrue statement of material fact or omission to state a material fact required to be stated therein or necessary to make the statements made not misleading in light of the circumstances under which they were made, then the party discovering the item shall notify the other party and the parties shall cooperate in promptly preparing, and filing with the Commission and, if appropriate, distributing to shareholders appropriate disclosure with respect to the item.

6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF AN ACQUIRING FUND AND AN ACQUIRED FUND

If any of the conditions set forth below do not exist on or before the Closing Date with respect to an Acquired Fund or an Acquiring Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement.

6.1.The Board of Trustees of the Acquired Fund Trust shall have determined in good faith that (a) participating in the Reorganization is in the best interests of each Acquired Fund, and (b) the interests of existing shareholders of each Acquired Fund will not be diluted as a result of its effecting the Reorganization.

6.2.The Board of Trustees of an Acquiring Fund Trust shall have determined in good faith that (a) participating in the Reorganization is in the best interests of an Acquiring Fund, and (b) the interests of existing shareholders of an Acquiring Fund will not be diluted as a result of its effecting the Reorganization.

6.3.On the Closing Date, no court or governmental agency of competent jurisdiction shall have issued any order that remains in effect and that restrains or enjoins an Acquiring Fund or an Acquired Fund from completing the transactions contemplated herein.

6.4.The Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transaction contemplated by this Agreement under Section 25(c) of the 1940 Act.

6.5.All consents of other parties and all other consents, orders and permits of Federal, state, and local regulatory authorities deemed necessary by an Acquiring Fund or an Acquired Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of an Acquiring Fund or an Acquired Fund, provided that either party hereto may for itself waive any of such conditions.

6.6.The Acquiring Fund’s Registration Statement on Form N-1A relating to the shares to be issued in connection with the transactions contemplated by this Agreement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened, or contemplated under the 1933 Act.

6.7The parties shall have received the opinion of counsel addressed to each Acquiring Fund Trust and the Acquired Fund Trust substantially to the effect that, based upon certain facts, assumptions, and representations:

6.7.1.   The acquisition an Acquiring Fund of all of the assets of an Acquired Fund in exchange solely for Acquiring Fund Shares and the assumption of all liabilities of an Acquired Fund by an Acquiring Fund followed by the distribution of Acquiring Fund Shares to an Acquired Fund’s Shareholders in exchange for their Acquired Fund Shares in complete liquidation and termination of an Acquired Fund will constitute a tax-free reorganization under Section 368(a) of the Code.

6.7.2.   An Acquired Fund will not recognize gain or loss upon the transfer of all of its assets to an Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption of all liabilities of an Acquired Fund except that an Acquired Fund may be required to recognize gain or loss with respect to contracts described in Section 1256(b) of the Code or stock in a passive foreign investment company, as defined in Section 1297(a) of the Code.

6.7.3.   An Acquired Fund will not recognize gain or loss upon the distribution to its shareholders of the Acquiring Fund Shares received by an Acquired Fund in the Reorganization.

6.7.4.  An Acquiring Fund will recognize no gain or loss upon receiving the assets of Acquired Fund and assuming the liabilities of an Acquired Fund in exchange solely for Acquiring Fund Shares.

6.7.5.   The adjusted basis to an Acquiring Fund of the assets of an Acquired Fund received by Acquiring Fund in the Reorganization will be the same as the adjusted basis of those assets in the hands of an Acquired Fund immediately before the exchange, except for certain adjustments that may be required to be made as a result of the close of an Acquired Fund’s taxable year due to the Reorganization or as a result of gain recognized on the transfer of certain assets of Acquired Fund.

6.7.6.  An Acquiring Fund’s holding periods with respect to the assets of an Acquired Fund that an Acquiring Fund acquires in the Reorganization will include the respective periods for which those assets were held by an Acquired Fund (except where investment activities of an Acquiring Fund have the effect of reducing or eliminating a holding period with respect to an asset and except for any assets which may be marked to market for U.S. federal income tax purposes on the termination of an Acquired Fund’s taxable year or on which gain was recognized upon the transfer to an Acquiring Fund).

6.7.7.   An Acquired Fund’s Shareholders will recognize no gain or loss upon receiving Acquiring Fund Shares solely in exchange for Acquired Fund shares.

6.7.8.   The basis of the Acquiring Fund Shares received by an Acquired Fund’s Shareholder in the transaction will be the same as the basis of Acquired Fund shares surrendered by an Acquired Fund’s Shareholder in exchange therefor.

6.7.9.   An Acquired Fund Shareholder’s holding period for the Acquiring Fund Shares received by the Acquired Fund Shareholder in the transaction will include the holding period during which the Acquired Fund Shareholder held Acquired Fund shares surrendered in exchange therefor, provided that the Acquired Fund Shareholder held such shares as a capital asset on the date of the Reorganization.

6.7.10. Pursuant to Section 381 of the Code and Section 1.381(a)-1 of the United States Treasury regulations, an Acquiring Fund will succeed to and take into account the items of an Acquired Fund described in Section 381(c) of the Code, subject to the provisions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the United States Treasury regulations promulgated thereunder.

6.8.All representations and warranties of an Acquiring Fund and an Acquired Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

6.9.An Acquiring Fund and its corresponding Acquired Fund shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by an Acquiring Fund and an Acquired Fund on or before the Closing Date.

7.  BROKERAGE FEES AND EXPENSES

7.1.An Acquiring Fund and its corresponding Acquired Fund each represent and warrant to the other that it has no obligations to pay any brokers or finders fees in connection with the transactions provided for herein.

7.2.Each Acquired Fund shall bear the expenses of carrying out the terms of this Agreement.

8.  TERMINATION

This Agreement may be terminated by the mutual agreement of an Acquiring Fund Trust on behalf of an Acquiring Fund and the Acquired Fund Trust on behalf of an Acquired Fund. In addition, this Agreement may be terminated as follows at or prior to the Closing Date:

(a) an Acquired Fund may terminate this Agreement by resolution of the Board of Trustees of the Acquired Fund Trust if, in the good faith opinion of such Board, proceeding with this Agreement is not in the best interests of an Acquired Fund or the shareholders of an Acquired Fund.

(b) an Acquiring Fund may terminate this Agreement by resolution of the Board of Trustees of the Acquiring Fund Trust if, in the good faith opinion of such Board, proceeding with this Agreement is not in the best interests of an Acquiring Fund or the shareholders of an Acquiring Fund.

9.  AMENDMENTS

This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Acquired Fund Trust on behalf of an Acquired Fund and an Acquiring Fund Trust on behalf of its Acquiring Fund.

10. ENTIRE AGREEMENT; TERMINATION OF WARRANTIES

10.1.The Acquired Fund Trust on behalf of an Acquired Fund and an Acquiring Fund Trust on behalf of its Acquiring Fund agree that neither party has made any representation, warranty, or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

10.2.The representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder. Notwithstanding the foregoing sentence, the covenants to be performed after the Closing shall survive the Closing.

11. HEADINGS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY; COUNTERPARTS

11.1.The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.2.This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

11.3.This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

11.4.All persons dealing with an Acquiring Fund Trust on behalf of an Acquiring Fund must look solely to the property of particular Acquiring Fund for the enforcement of any claims as none of its trustees, officers, agents, or shareholders assume any personal liability for obligations entered into on behalf of an Acquiring Fund. No series of an Acquiring Fund Trust shall be liable for any claims against any other series of the Acquiring Fund Trust. The Acquired Fund Trust on behalf of an Acquired Fund specifically acknowledges and agrees that any liability of the Acquiring Fund Trust under this Agreement with respect to an Acquiring Fund, or in connection with the transactions contemplated herein with respect to an Acquiring Fund, shall be discharged only out of the assets of the particular Acquiring Fund and that no other series of an Acquiring Fund Trust shall be liable with respect thereto.

11.5.All persons dealing with the Acquired Fund Trust on behalf of an Acquired Fund must look solely to the property of an Acquired Fund for the enforcement of any claims as none of the trustees, officers, agents, or shareholders assume any personal liability for obligations entered into on behalf of an Acquired Fund. No series of the Acquired

Fund Trust shall be liable for any claims against any other series of the Acquired Fund Trust. Each Acquiring Fund Trust on behalf of its Acquiring Fund specifically acknowledges and agrees that any liability of the Acquired Fund Trust under this Agreement with respect to an Acquired Fund, or in connection with the transactions contemplated herein with respect to an Acquired Fund, shall be discharged only out of the assets of the particular Acquired Fund and that no other series of the Acquired Fund Trust shall be liable with respect thereto.

11.6.This Agreement may be executed in one or more counterparts, all of which counterparts shall together constitute one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer and attested by its Secretary or Assistant Secretary.

ATTEST	VANGUARD INDEX FUNDS, ON BEHALF OF VANGUARD TOTAL STOCK MARKET INDEX FUND, VANGUARD 500 INDEX FUND, VANGUARD EXTENDED MARKETS INDEX FUND, VANGUARD SMALL-CAP INDEX FUND, AND VANGUARD MID-CAP INDEX FUND

____________________________	___________________________________
Name: John E. Schadl	Name: Anne E. Robinson
Title: Assistant Secretary	Title: Secretary

ATTEST	VANGUARD MONTGOMERY FUNDS ON BEHALF OF VANGUARD TOTAL STOCK MARKET INDEX FUND

____________________________	___________________________________
Name: John E. Schadl	Name: Anne E. Robinson
Title: Assistant Secretary	Title: Secretary

ATTEST	VANGUARD TAX-MANAGED FUNDS ON BEHALF OF VANGUARD 500 INDEX FUND

____________________________	___________________________________
Name: John E. Schadl	Name: Anne E. Robinson
Title: Assistant Secretary	Title: Secretary

ATTEST	VANGUARD INSTITUTIONAL INDEX FUNDS ON BEHALF OF VANGUARD EXTENDED MARKETS INDEX FUND

____________________________	___________________________________
Name: John E. Schadl	Name: Anne E. Robinson
Title: Assistant Secretary	Title: Secretary

ATTEST	VANGUARD BOND INDEX FUNDS ON BEHALF OF VANGUARD SMALL-CAP INDEX FUND

____________________________	___________________________________
Name: John E. Schadl	Name: Anne E. Robinson
Title: Assistant Secretary	Title: Secretary

ATTEST	VANGUARD VALLEY FORGE FUNDS ON BEHALF OF VANGUARD MID-CAP INDEX FUND

____________________________	___________________________________
Name: John E. Schadl	Name: Anne E. Robinson
Title: Assistant Secretary	Title: Secretary

EXHIBIT A

Acquired Fund Trust/Acquired Fund	Acquiring Fund Trust/Acquiring Fund
Vanguard Index Funds/ Vanguard Total Stock Market Index Fund ● Investor Shares ● Admiral Shares ● Institutional Shares ● Institutional Plus Shares ● Institutional Select Shares ● ETF Shares	Vanguard Montgomery Funds/ Vanguard Total Stock Market Index Fund ● Investor Shares ● Admiral Shares ● Institutional Shares ● Institutional Plus Shares ● Institutional Select Shares ● ETF Shares
Vanguard Index Funds/ Vanguard 500 Index Fund ● Investor Shares ● Admiral Shares ● Institutional Select Shares ● ETF Shares	Vanguard Tax-Managed Funds/ Vanguard 500 Index Fund ● Investor Shares ● Admiral Shares ● Institutional Select Shares ● ETF Shares
Vanguard Index Funds/ Vanguard Extended Market Index Fund ● Investor Shares ● Admiral Shares ● Institutional Shares ● Institutional Plus Shares ● Institutional Select Shares ● ETF Shares	Vanguard Institutional Index Funds/ Vanguard Extended Market Index Fund ● Investor Shares ● Admiral Shares ● Institutional Shares ● Institutional Plus Shares ● Institutional Select Shares ● ETF Shares
Vanguard Index Funds/ Vanguard Small Cap Index Fund ● Investor Shares ● Admiral Shares ● Institutional Shares ● Institutional Plus Shares ● ETF Shares	Vanguard Bond Index Funds/ Vanguard Small Cap Index Fund ● Investor Shares ● Admiral Shares ● Institutional Shares ● Institutional Plus Shares ● ETF Shares
Vanguard Index Funds/ Vanguard Mid-Cap Index Fund ● Investor Shares ● Admiral Shares ● Institutional Shares ● Institutional Plus Shares ● ETF Shares	Vanguard Valley Forge Funds/ Vanguard Mid-Cap Index Fund ● Investor Shares ● Admiral Shares ● Institutional Shares ● Institutional Plus Shares ● ETF Shares